HOLLYER BRADY SMITH & HINES LLP
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                                  July 29, 2002


To the Trustees of Cash Assets Trust

     We consent to the incorporation by reference into post-effective amendment No. 27 under the 1933 Act and No. 26 under the 1940 Act of our opinion dated July 29, 1997.


                                     Hollyer Brady Smith & Hines LLP


                                     /s/ William L. D. Barrett

                                     by__________________________
                                               Partner